Exhibit 17


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Federated Large Cap Tech Fund (the "Technology Fund"), a portfolio of Federated Equity Funds (the "Trust"), hereby appoint Lance P. Carr, Maureen Ferguson, Megan W. Clement, Amanda J. Reed and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Technology Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on December 20, 2001, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.


The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF FEDERATED EQUITY FUNDS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To approve or disapprove an Agreement and Plan of Reorganization

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]
                            APPROVAL OR DISAPPROVAL OF A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION pursuant to which Federated Communications Technology Fund (the "Communications Technology Fund") would acquire all of the assets of FEDERATED LARGE CAP TECH FUND (THE "TECHNOLOGY FUND") in exchange for Class A, b AND C Shares of the Communications Technology Fund to be distributed pro rata by the Technology Fund to holders of its Class A, B and C shares, in complete liquidation and termination of the Technology Fund.


                                                YOUR VOTE IS IMPORTANT
                                                Please complete, sign and
                                                return
                                                this card as soon as
                                                possible.




                                                Dated


                                                Signature



Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

You may also vote your shares by touchtone phone by calling 1-800-690-6903, or through the Internet at www.proxyvote.com.

Cusip  314172818
26726